EXHIBIT 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-60292 and No. 333-41658) of Activeworlds Corp. of our report dated April 9, 2007, relating to the consolidated financial statements as of December 31, 2006 and for the two years then ended, which appear in this Form 10-KSB.




PANNELL KERR FORSTER, P.C.
Boston, Massachusetts
April 9, 2007